UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2010, Interactive Data Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hg Investors LLC, a Delaware limited liability company (“Parent”), and Igloo Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for, upon the terms and subject to the conditions set forth therein, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Silver Lake Technology Management L.L.C. (“Silver Lake”) and Warburg Pincus LLC (“Warburg Pincus”).

The Board of Directors of the Company (the “Board”) unanimously approved the Merger and the Merger Agreement, taking into consideration the unanimous recommendation of the Special Committee of independent directors of the Board.

After the execution of the Merger Agreement, pursuant to the terms of a voting agreement (the “Voting Agreement”) entered into by and among the Parent, Pearson plc and Pearson DBC Holdings, Inc., a Delaware corporation (the “Principal Stockholder”), that is a subsidiary of Pearson plc and holds approximately 60.4% of the outstanding shares of common stock of the Company, the Principal Stockholder executed a written consent (the “Written Consent”) authorizing, accepting, approving and adopting the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

Merger Agreement

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company or by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $33.86 in cash (the “Per Share Merger Consideration”), without interest. Additionally, each option (whether or not vested), restricted stock unit and deferred stock unit granted under the Company’s equity incentive plans will be cancelled immediately before the effective time of the Merger in exchange for the right to receive the Per Share Merger Consideration, taking into account, in the case of options, the applicable exercise price per share of such option. Each option to purchase shares of the Company’s common stock held by participants under the Company’s 2001 Employee Stock Purchase Plan, as amended (the “ESPP”), will be automatically exercised on the earlier of the day before the effective time of the Merger or the last day of the offering period relating to the ESPP, unless the participant withdraws from the ESPP prior to such date, and any remaining cash held in a participant’s account under the ESPP after that date will be distributed to the participant as soon as practicable. The Company will cooperate with Parent in determining the appropriate action to be taken with respect to each option to purchase shares of the Company’s common stock held by participants under the Company’s UK Savings Related Share Option Plan, as amended, with the intent that those options will be treated in a manner similar to the treatment of options outstanding under the ESPP.

Consummation of the Merger is subject to customary conditions, including among others (i) receipt of antitrust approvals or expiration or termination of the applicable waiting periods in a number of jurisdictions, including, without limitation, the United States, the European Union and, if applicable, member states of the European Union, (ii) the absence of any law, order or injunction prohibiting the Merger and (iii) 20 days having elapsed since the definitive information statement filed with the Securities and Exchange Commission (“SEC”) has been mailed to the Company’s stockholders. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including among others the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the Merger Agreement. Completion of the Merger is expected to occur by the end of the third quarter of 2010.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement (collectively, the “Financing”), the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Per Share Merger Consideration and all related fees and expenses. Investment funds affiliated with Silver Lake and Warburg Pincus have committed to make equity contributions to Parent on the terms and subject to the conditions set forth in an equity commitment letter dated May 3, 2010 and have provided the Company with limited guarantees in favor of the Company dated May 3, 2010 guaranteeing (on a several and not joint basis) the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement.

A consortium of banks (collectively, the “Debt Parties”) have committed to provide and arrange a senior secured first-lien term loan facility, a senior secured first-lien revolving credit facility and a senior unsecured bridge loan facility, in each case on the terms and subject to the conditions set forth in a commitment letter dated May 3, 2010 (the “Debt Commitment Letter”). The obligations of the Debt Parties to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including, among others: (i) a condition that since December 31, 2009 there has not been any change, state of events, event, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement); (ii) negotiation, execution and delivery of definitive documents consistent with the terms set forth in the Debt Commitment Letter; and (iii) other customary closing conditions.

The Merger Agreement prohibits the Company from soliciting or encouraging competing acquisition proposals. The Company may, however, subject to the terms and conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal during the 15 calendar day period after the date of the Merger Agreement and may engage in discussions and negotiations with such third-party until the expiration of 30 days after the date of the Merger Agreement, provided that, among other things, the Board determines in good faith (after consultation with its outside counsel and financial advisor) that such unsolicited acquisition proposal is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). Under certain circumstances, the Company is permitted to terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, provided that the Company must, among other things, notify Parent at least four days in advance of its intention to take such action and concurrently with entering into such agreement pay the Parent’s designees the termination fee discussed below.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $120,000,000. The Merger Agreement also provides that Parent may be required to pay the Company a termination fee of $225,000,000 under certain specified circumstances.

The foregoing description of the Merger Agreement and the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements which are attached hereto as exhibits 2.1 and 99.1, respectively, to this Form 8-K pursuant to Item 9.01, and which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Severance Plan

At its meeting held on May 3, 2010, the Subcommittee of the Compensation Committee of the Board, which consists solely of independent directors (the “Subcommittee”) of the Company approved an amendment to the Company’s amended and restated severance plan (the “Severance Plan”) to remove the exclusion of the Named Executive Officers (referred to below) from participation in the Severance Plan. Prior to the amendment, the Severance Plan covered all U.S. full-time employees of the Company other than the Named Executive Officers. The Severance Plan is designed to help retain the covered employees and to maintain a stable work environment within the Company.

Subject to certain exceptions, the Severance Plan provides that if an eligible employee is involuntarily and permanently terminated by the Company or its subsidiaries, such eligible employee shall be entitled to receive, in exchange for a waiver and release of claims in favor of the Company: (i) a lump sum severance payment in an amount equal to two weeks of base salary for each year of service, prorated for any partial years of service subject to minimum and maximum amounts described below (the “Severance Pay”); (ii) continuation of medical, dental and basic life insurance benefits equal to the number of weeks used to calculate the eligible employee’s Severance Pay (the “Severance Period”); and (iii) outplacement services provided at the Company’s sole discretion. Under the Severance Plan, the minimum Severance Pay an eligible employee who earns less than $100,000 in base salary is entitled to receive is thirteen weeks of base salary. For eligible employees earning $100,000 or more in base salary, minimum Severance Pay is equal to eighteen weeks of base salary plus an additional week of base salary for each additional $5,000 in base salary above $100,000, up to twenty-eight weeks of base salary. The Chief Executive Officer of the Company may, in his discretion, provide more than twenty-eight weeks of base salary as the minimum Severance Pay to any eligible employee that earns $150,000 or more in base salary; however, under the Merger Agreement, the Chief Executive Officer may not increase the amount of Severance Pay above the minimum required under the Severance Plan. The maximum amount of Severance Pay an eligible employee is entitled to receive is fifty-two weeks of salary. In addition, if an employee is eligible to receive Severance Pay under the Severance Plan and such employee’s termination occurs within one year following a Change of Control (as defined in the Severance Plan) and during the last six months of the calendar year, such employee will be entitled to a prorated annual target bonus, subject to exceptions under the Severance Plan for any Code Section 162(m) Covered Employee (as defined in the Severance Plan).

Retention and Enhanced Severance Agreements with Named Executive Officers

At its meeting held on May 3, 2010, the Subcommittee approved the Company entering into retention and enhanced severance agreements (the “Retention Agreements”) with Raymond L. D’Arcy, John L. King, Mark Hepsworth, Cort J. Williams and Christine Sampson (the “Named Executive Officers”). The Company implemented the Retention Agreements to provide executives a reward for significant short term effort, retention through a potential sale of the Company while maintaining a stable work environment within the Company and, in some cases, incentive to achieve maximum sales value in connection with the Company’s exploration of strategic alternatives.

Pursuant to the Retention Agreements, in connection with a sale of the Company, Messrs. D’Arcy, Hepsworth, King and Williams and Ms. Sampson are each entitled to a stay bonus (the “Stay Bonus”) equal to, respectively, 200%, 150%, 100%, 150% and 100%, as a percentage of their base salary, provided that a completion of a sale of the Company (a “Closing”) occurs prior to January 1, 2012. In addition, Messrs. D’Arcy, Hepsworth and Williams will each be entitled to a sales incentive enhancement which will be added to their Stay Bonuses if the Change of Control Price (as defined in the Retention Agreements) exceeds $30.00. Under the Retention Agreements, for each $0.01 that the Change of Control Price exceeds $30.00, a sales incentive of 0.2 percentage points of base salary will be added to the Stay Bonus. If, prior to a Closing, there is a stock split, stock dividend, or similar event that affects the outstanding shares of common stock the Company, the Company shall make such adjustment to the sales incentive enhancement formula as it determines appropriate to reflect such event.

Under the terms of the Retention Agreements, payment of the Stay Bonus will be made in two installments. One-third of the Stay Bonus will be payable as soon as practicable after a Closing and the remaining two-thirds will be payable on the date that is four months following the date of the Closing, provided that the executive remains employed by the Company through the payment date or, if prior to the end of such four month period, the executive is terminated by the Company other than for Cause (as defined in the Severance Plan) or resigns for Good Reason (as defined in the Retention Agreement).

In addition, pursuant to the Retention Agreements entered into with Messrs. D’Arcy, Hepsworth, King and Williams and Ms. Sampson, the Company has agreed to enhance the severance benefits due to the executive under Severance Plan if the executive is terminated by the Company other than for Cause (as defined in the Severance Plan) or resigns for Good Reason (as defined in the Retention Agreement) during the one year period following a Closing. If the executive is terminated for such reasons, in exchange for a waiver and release of claims in favor of the Company, the executive’s severance pay shall increase to seventy-nine weeks, and the executive will be entitled to an additional payment equal to his or her target annual bonus.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On May 4, 2010, the Company posted a set of questions and answers related to the Merger on its internal website directed at the employees of the Company. The text of such post is attached hereto as Exhibit 99.2. The Company’s President and Chief Executive Officer, Raymond L. D’Arcy, sent an e-mail to all employees and conducted a company-wide webcast discussing the Merger on May 4, 2010. The text of the email from Mr. D’Arcy and a transcript of the webcast are attached hereto as Exhibits 99.3 and 99.4, respectively.

Section 8 – Other Events

Item 8.01.	Other Events.

On May 4, 2010, the Company issued a press release announcing the execution of the Merger Agreement. The text of the press release, which is attached hereto as Exhibit 99.5, is incorporated by reference.

FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company will prepare an information statement to be filed with the SEC that will provide additional important information concerning the Merger, including the necessary procedures to be followed by stockholders who wish to exercise appraisal rights. When completed, a definitive information statement will be mailed to the stockholders of the Company. The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other relevant documents (when available) by directing a request by mail or telephone to Interactive Data Corporation, 32 Crosby Drive Bedford, MA 01730, Attn: Investor Relations, telephone: (781) 687-8500, or from the Company’s website, http://www.interactivedata.com.

Information about the Company’s directors and executive officers and their ownership of the Company’s common stock as of January 31, 2010 is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the information statement and other relevant documents regarding the Merger, when filed with the SEC.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 3, 2010, among Hg Investors LLC, Igloo Merger Corporation and Interactive Data Corporation.

99.1	Voting Agreement, dated May 3, 2010, among Hg Investors LLC, Pearson DBC Holdings Inc. and Pearson plc.

99.2	Employee Questions & Answers, posted to Interactive Data Corporation’s internal website on May 4, 2010.

99.3	E-mail from Raymond L. D’Arcy, Chief Executive Officer, to all Interactive Data Corporation employees dated May 4, 2010.

99.4	Transcript of CEO Webcast, dated May 4, 2010.

99.5	Press Release of Interactive Data Corporation, dated May 4, 2010, announcing the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: May 4, 2010	By:	/S/ RAYMOND L. D’ARCY
	Name:	Raymond L. D’Arcy
	Title:	President and Chief Executive Officer